UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

EQ Health Acquisition Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39962	85-2877347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4611 Bee Cave Road, Ste. 213 Austin, TX	78746
(Address of Principal Executive Offices)	(Zip Code)

512-329-6977

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	EQHA.U	The New York Stock Exchange
Class A common stock, $0.0001 par value	EQHA	The New York Stock Exchange
Redeemable warrants	EQHA.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). In the Staff Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities rather than equity on a SPAC’s balance sheet. Since their issuance on February 2, 2021, (i) the 10,999,980 redeemable warrants to purchase common stock of EQ Health Acquisition Corp. (the “Company”) that were included in the units issued by the Company in its initial public offering (the “Public Warrants”) and (ii) the 6,399,992 redeemable warrants that were issued in a private placement (the “Private Warrants”, collectively with the Public Warrants, the “Warrants”) were accounted for as equity within the Company’s balance sheet.

The Company’s audit committee (the “Audit Committee”), based on the recommendation of, and after consultation with, the Company’s management, and as discussed with Marcum LLP (“Marcum”), determined that the Company’s audited balance sheet of EQ Health Acquisition Corp. as of February 2, 2021 and the related notes (the “Financial Statement”) with respect to the Company’s initial public offering, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2021, should no longer be relied upon due to the misclassification of the Company’s outstanding Warrants as components of equity instead of as liabilities. Similarly, the audit report of Marcum dated February 8, 2021 on the Company’s Financial Statement, and any communications describing relevant portions of the Company’s Financial Statement, should no longer be relied upon.

As a result, the Company will restate its previously issued Financial Statement to reflect the accounting for the Warrants as liabilities (the “Restatement”). The Company has worked diligently with an independent valuation expert to determine the best estimate of the fair value for the Warrants and with its advisors to correct the Financial Statement in the notes to its Quarterly Report on Form 10-Q for the period ended March 31, 2021 to reflect the Restatement as soon as practicable after the date hereof. The Company also intends to reflect the reclassification of the Warrants as liabilities in its forthcoming Quarterly Report on Form 10-Q for the period ended March 31, 2021, which the Company will file as soon as practicable after the date hereof.

Going forward, unless the Company amends the terms of its warrant agreement, the Company expects to continue to classify the Warrants as a liability, which would require the Company to incur the cost of measuring the fair value of the Warrant liabilities, and which may have an adverse effect on the Company’s results of operations. While the Company has not generated any operating revenues to date and will not generate any operating revenues until after completion of its initial business combination, at the earliest, the change in fair value of the Warrants is a non-cash charge and will be reflected in the Company’s statement of operations. The Company does not expect the above-described accounting for the Warrants as components of equity instead of as derivative liabilities to have any effect on the Company’s previously reported investments held in trust or cash.

The Audit Committee and management of the Company have discussed the matters disclosed pursuant to this Item 4.02 with Marcum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQ Health Acquisition Corp.

Dated: June 23, 2021	By:	/s/ Scott Ellyson
Scott Ellyson
President and Chief Executive Officer